Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 7, 2016, by and among MEDITE Cancer Diagnostics, Inc., a Delaware corporation, with headquarters located at 4203 SW 34th Street, Orlando, Florida 32811 (the “Company”), and each buyer identified on Schedule I, as the same may be updated from time to time in accordance with this Agreement (which buyer, including its successors and assigns, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.           The Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC” or “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

B.           Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a minimum of $250,000 (the “Minimum Offering Amount”) and a maximum of $3,000,000 (the “Maximum Offering Amount”) of the Company’s common stock, par value $0.001 (the “Shares”), at a price of $0.50 per share.

C.           Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Shares as set forth on each Buyer’s signature pages hereto; and

NOW THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:

1. PURCHASE AND SALE OF SHARES.

a. Purchase of Shares. On the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such Shares, as is set forth on such Buyer’s signature pages hereto.

b. Form of Payment. On the Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Shares to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions set forth in the Subscription Agreement attached hereto as Exhibit B, against delivery of the Shares, and (ii) the Company shall deliver such Shares, including the underlying the securities, to such Buyer, against delivery of such Purchase Price.

c. Closing Date. Subject to receipt of the Minimum Offering Amount and the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Shares pursuant to this Agreement (the “Closing Date”) shall be on or before 12:00 noon, Eastern Standard Time on December 14, 2016 or such other mutually agreed upon time; provided however, that such date can be further extended for up to 60 days, until February 12, 2017, by mutual agreement of the Company if the Maximum Offering Amount has not yet been sold. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. Following receipt of the Minimum Offering Amount and prior to the Closing Date, the Company may hold multiple closings until it has received the Maximum Offering Amount and each such closing shall be considered as a “Closing” for purposes of this Agreement.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Buyer understands that Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

d. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

e. Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Shares only in accordance with this Section 2(e) and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

f. Legends. The Buyer understands that the Shares, until such time as such Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, that the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Shares are registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 or Regulation S. The Buyer agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

g. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes valid and binding agreements of the Buyer enforceable in accordance with their terms.

h. Residency. The Buyer is a resident of the jurisdiction set forth in such Buyer’s Investor Information.

i. Brokers. The Buyer acknowledges that the Company may, in its sole discretion, engage a broker dealer registered with FINRA, as a placement agent in connection with the sale of the Shares (the “Placement Agent”). The Placement Agent shall be entitled to a cash fee of up to seven (7.5%) percent of the gross proceeds. Warrants may also be issued to the Placement Agent upon terms mutually agreed upon by the Company and the Placement Agent.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

a. Organization and Qualification. The Company and each of its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

b. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement.

c. Capitalization. The capitalization of the Company is as set forth on Schedule 3(c) attached hereto. The Company presently has 35,000,000 shares of Common Stock authorized, of which 21,269,307 are issued and outstanding as of August 25, 2016.

d. Issuance of Shares. The Shares are duly authorized and reserved for issuance.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Shares.

f. Bad Actor Representation. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

g. Litigation. There is no action, suit, proceeding, or investigation (including without limitation any suit, proceeding, or investigation involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency, or other governmental body. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company intends to initiate.

h. Disclosure. Except as set forth on Schedule 3(h), the Company has fully provided each Buyer with all the information that such Buyer has requested for deciding whether to purchase the Shares and all material information that the Company believes is reasonably necessary to enable a reasonable Buyer to make such decision. Neither this Agreement, nor any other agreements, statements or certificates made or delivered to Buyer in connection herewith or therewith contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

i. Shell Company Status. During the previous twelve (12) months, the Company has not been a shell as such term is defined in Rule 144(i) under the Securities Act.

j. Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has not provided to the Buyers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than (i) with respect to the transactions contemplated by this Agreement, or (ii) pursuant to a non-disclosure or confidentiality agreement signed by the Buyers. At the time of the respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents. As of their respective filing dates, none of the Commission Documents contained any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments)

k. No Material Adverse Effect. Since December 31, 2015, neither the Company, nor any Subsidiary has experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, the Registration Rights Agreement (attached hereto as Exhibit “A”), the Investor Information (as defined below), all exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”), (ii) a material adverse effect on the business, operations, properties, or financial condition of the Company, its Subsidiaries, individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or the other Transaction Documents in any material respect or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement or the other Transaction Document.

l. No Undisclosed Liabilities. Other than as disclosed on Schedule 3(l) or set forth in the Commission Documents, to the knowledge of the Company, neither the Company, nor any Subsidiary has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s and any Subsidiary’s respective businesses since December 31, 2015 and those which, individually or in the aggregate, do not have a Material Adverse Effect on the Company and any Subsidiary.

m. No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

n. Indebtedness. Other than as set forth on Schedule 3(n), the Financial Statements set forth all outstanding Indebtedness of the Company, or for which the Company, or any Subsidiary have commitments as of the date of the Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet (or the Shares thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company, nor any Subsidiary is in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

o. Title to Assets. Except as set forth on Schedule 3(o),the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefore in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties (liens referenced in subsection (i) and (ii) above are collectively referred to as "Permitted Liens"). Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

p. Actions Pending. Except as disclosed in the Commission Documents or on Schedule 3(p), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary (i) which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto or (ii) involving any of their respective properties or assets. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

q. Compliance with Law. The Company and its Subsidiaries have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

r. Compliance. Except as set forth in the in Schedule 3(r), the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

s. No Violation. The business of the Company and any Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

t. No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company or any Subsidiary under any agreement or any commitment to which the Company or any Subsidiary is a party or by which the Company, or any Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company, or any Subsidiary are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

u. Taxes. Other than as set forth on Schedule 3(u), each of the Company and any Subsidiary, to the extent its applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due other than payment being contested and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company, or any Subsidiary, if any, is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

v. Intellectual Property. Each of the Company and any Subsidiary, owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing, if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

w. Books and Records Internal Accounting Controls. Except as may have otherwise been disclosed in the Commission Documents, the books and records of the Company, and any Subsidiary accurately reflect in all material respects the information relating to the business of the Company and any Subsidiary, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company, or any Subsidiary. Except as disclosed in the Commission Documents, the Company and any Subsidiary maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

x. Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company and any Subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement (collectively, the “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act has previously been publicly filed with the Commission in the Commission Documents. Each of the Company and any Subsidiary has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

y. Transactions with Affiliates. Except as set forth in the Financial Statements or in the Commission Documents or on Schedule 3(y), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any Subsidiary, or any person owning more than 10% capital stock of the Company, or any Subsidiary, or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder

z. Private Placement and Solicitation. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Buyers as contemplated hereby. Based in part on the accuracy of the representations of the Buyers in Section 2, and subject to timely applicable Form D filings pursuant to Regulation D of the Securities Act with the Commission and pursuant to applicable state securities laws, the offer, sale and issuance of the Securities to be issued pursuant to and in conformity with the terms of this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

aa. Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement and the Transaction Documents.

bb. Employees. Except as disclosed on Schedule 3(bb), neither the Company nor any Subsidiary has any collective bargaining arrangements covering any of its employees. Schedule 3(bb) sets forth a list of the employment contracts, agreements regarding proprietary information, non-competition agreements, non-solicitation agreements, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since December 31, 2015, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

4. COVENANTS.

a. Registration Rights. The Company shall file a registration statement on Form S-1 registering for resale the Shares as per the terms of the Registration Rights Agreement (the “Registration Statement”).

b. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

c. Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

d. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares for general working capital purposes and repayment of up to $500,000 for the Bridge Financing, and shall not, directly or indirectly, use such proceeds for any distribution or dividend to any shareholder of the Company.

e. Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Transaction Documents, including filing a Form D with respect to the Shares, as required under Regulation D and applicable “blue sky” laws if such Shares are offered pursuant to Rule 506 of Regulation D and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Buyers or subsequent holders.

f. Liquidation. Subject to the terms of the Transaction Documents, the Company covenants that it will take such further action as the Buyers may reasonably request, all to the extent required from time to time to enable the Buyers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended.

g. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

h. Amendments. The Company will not and will not permit any Subsidiary to amend, modify or waive any term or provision of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to its formation or governance, or any shareholders agreement, other than amendments, modifications and waivers that are not materially adverse in any respect to the Buyers and of which the Buyers have received at least five (5) Business Days’ prior written notice.

i. Other Agreements. The Company shall not and shall cause its Subsidiaries, enter into any agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement and the Transaction Document.

j. Disposition of Assets. So long as any Shares remains outstanding, neither the Company, nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of its material properties, assets and rights including, without limitation, its technology and intellectual property, to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company, the Subsidiaries (iii) disposition of obsolete or worn out technology or equipment or (iiv) otherwise with the prior written consent of the holders of a majority of the Shares then outstanding (the “Majority Holders”).

k. Reporting Status. So long as a Buyer beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

l. Disclosure of Transaction. The Company shall file with the Commission, a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby and all material non-public information disclosed to the Buyers prior to the filing as soon as practicable after the Closing but in no event later than 5:30 P.M. (EDT) on the fourth Business Day following the Closing. In the event that the Company is unable to disclose specific non-public information in the Form 8-K, the Company shall include such information in its Form 10-Q for the interim period during which the Closing contemplated hereby occurs. “Business Day” means any day during which the NASDAQ (or other principal exchange) shall be open for trading.

m. Sarbanes-Oxley Act. The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

n. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

5. INDEMNITY.

a. General Indemnity. The Company agrees to indemnify and hold harmless the Buyers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Buyers as a result of any material breach of the material representations, warranties or covenants made by the Company herein. Each Buyer severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any breach of the representations, warranties or covenants made by such Buyer herein. The maximum aggregate liability of each Buyer pursuant to its indemnification obligations under this Section 5 shall not exceed the portion of the Purchase Price paid by such Buyer hereunder. In no event shall any “Indemnified Party” (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

b. Indemnification Procedure. Any party entitled to indemnification under this Section 5 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Section 5 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Shares to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The applicable Buyer shall have executed this Agreement and the Investor Information, as hereinafter defined. “Investor Information” means all of the information each of the Buyers provide on the accredited investor certification and investor profile included after the Signature Page to this Agreement and the Subscription Agreement attached hereto as Exhibit B.

b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

              e. The Company shall have received the Minimum Offering Amount in the escrow account maintained by Wilmington Trust Company for purposes of this Offering on or prior to the Closing Date.

CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:

e. The Company shall have executed this Agreement and delivered the same to the Buyer.

f. The Company shall have delivered to such Buyer the Shares (in such denominations as the Buyer shall request) in accordance with Section 1(b) above.

g. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

h. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

i. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

j. No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the Trading Market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

7. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN DOVER, DELAWARE WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or electronic mail and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or upon confirmed receipt if delivered via electronic mail, in each case addressed to a party. The addresses for such communications shall be:

If to the Company, to:	MEDITE Cancer Diagnostics, Inc.
4203 SW 34th Street
Orlando, FL 32811
Attention: David E. Patterson
Telephone: (407) 996-9630

With a copy to:	William D. O'Neal
Email: wdoneal@outlook.com
Telephone: (480) 409-1146

If to the Buyer(s), to the address set forth on the signature page. Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Shares in a private transaction from a Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Signature Page. It is hereby agreed that the execution by a Buyer of this Agreement, in the place set forth herein, will constitute agreement to be bound by the terms and conditions hereof. It is hereby agreed by the parties hereby that the execution by the Buyer of this Agreement, in the place set forth herein below, will be deemed and constitute the agreement by the Purchaser to be bound by all of the terms and conditions hereof, as well as by the Registration Rights Agreement and all of the other documents constituting the Transaction Documents and will be deemed and constitute the execution by the Buyer of all such Transaction Documents without requiring the Buyer’s separate signature on any of such Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Buyer hereby elects to purchase a total of $  of Shares at $.50 per Share.

Date (NOTE: To be completed by the Buyer):   , 2016

If the Buyer is an INDIVIDUAL, and if purchased as JOINT TENANTS, as
TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Buyer(s)	Signature

Date	Address

If the Buyer is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
Name:	State of Organization
Title:

Date	Address

AGREED AND ACCEPTED:

MEDITE CANCER DIAGNOSTICS, INC.

By:	Date: _________________
Name: David E. Patterson Title: Chief Executive Officer

SCHEDULE I

SCHEDULE OF BUYERS
BUYER	Purchase Price/Amount of Note

Schedules to Securities Purchase Agreement
Schedule 3 (c)

Please see the attached schedule detailing 27,244,959 shares fully diluted outstanding after conversion of preferred stock series B, C, and E and issuance of $3 million in equity at $0.50 per share.

		Total	Percentage
Shares Outstanding @ 6/30/2016		21,269,307	78.07%

Conversion of Preferred Stock:
Preferred B	1307
Preferred C	621
Preferred E	889
		2,817
Issuance of 3 million shares		3,000,000	11.01%

Potential Conversion of Bridge Loan:
Amount outstanding	$650,000
Conversion rate	$0.80
		812,500	2.98%
100% Warrant coverage on Bridge Loan@ $.80		650,000	2.39%
Employee Warrants		585	0.00%
50% Warrant Coverage - Commission Offering		1,500,000	5.51%
Tripoint Fee- Bridge Offering		9,750	0.04%

Total Proforma Shares Fully Diluted		27,244,959	100.00%

Total Authorized		35,000,000

Potential Shares to be issued		5,975,652
Amount Currently Outstanding		21,269,307
Percentage Dilution		28.10%

Schedule 3 (h) Disclosure
All disclosures are contained in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements filed with the SEC.

Schedule 3 (l) – No Undisclosed Liabilities
All material existing and expected liabilities are disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements filed with the SEC.

Schedule 3 (n) – Indebtedness
All material debt of $3.539 million is disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements, note 5 filed with the SEC.

Schedule (o) – Title to Assets
The various American and German corporations have title to all assets, $1.906 million which are disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements, note 4 filed with the SEC. Some of these assets are either mortgaged or collateralized by various lenders related to the indebtedness of the company.

Schedule (p) – Actions Pending
All contingencies which are disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements, note 9 filed with the SEC.

Compliance 3(r)- Compliance
Medite Cancer Diagnostics, Inc. believes it is in compliance with regulations promulgated by the various USA and European governmental agencies applicable to Medite’s business and operations.

Schedule 3(u) Taxes
All tax receivables and liabilities have been disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements.

Schedule 3 (w) Books and Records Internal Accounting Controls
In accordance with Item 9 A of the Report 10k filed with the SEC in May 2015 for fiscal 12/31/14, as amended on 2/25/16 (the “10K”), management believes the conditions have not changed through December 31, 2015.

Schedule (y) Transaction with Affiliates
All transactions with affiliates have been disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements.

Schedule 3 (bb) – Employees
All paid and accrued employee wage and benefits have been disclosed in accordance with Securities Exchange Commission (SEC) reporting regulations and USA Generally Accepted Accounting Principles for the 6/30/16 financial statements.

EXHIBIT A
FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B
FORM OF SUBSCRIPTION AGREEMENT